QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.64

CLEAN ENERGY FUELS CORP.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

NOTICE OF STOCK UNIT AWARD

Awardee's Name and Address:

        You (the "Awardee") have been granted an award of Stock Units (the "Award"), subject to the terms and conditions of this Notice of Stock Unit Award (the "Notice"), the Clean Energy Fuels Corp. Amended and Restated 2006 Equity Incentive Plan, as amended from time to time (the "Plan") and the Stock Unit Agreement (the "Agreement") attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.

Award Number
Grant Date	January 25, 2012
Total Number of Stock Units Awarded (the "Units")

Vesting Schedule:

        Subject to the Awardee's not ceasing to be a Service Provider and other limitations set forth in this Notice, the Agreement and the Plan, the Units will "vest" in accordance with the following schedule (the "Vesting Schedule"):

        If, during the Measurement Period, the Closing Price equals or exceeds the Hurdle Price for twenty (20) consecutive Market Trading Days, one hundred percent (100%) of the Units will vest upon closing of The NASDAQ Stock Market on such twentieth (20th) consecutive Market Trading Day, and the appropriate number of Shares will be delivered to the Awardee in accordance with Section 3 of the Agreement.

        Notwithstanding the foregoing, immediately prior to, and contingent upon, the occurrence of a Change in Control, one hundred percent (100%) of the Units will vest, provided that the per share consideration received by holders of Shares in connection with such Change in Control equals or exceeds the Hurdle Price.

        Notwithstanding the foregoing, if the Awardee has ceased to be a Service Provider following the Grant Date as a result of the Awardee's Termination of Service by the Company or any Affiliate, in each case, without Cause, then, if, during the Measurement Period, the Closing Price equals or exceeds the Hurdle Price for twenty (20) consecutive Market Trading Days, the Time-Vested Percentage of the Units will vest upon closing of The NASDAQ Stock Market on such twentieth (20th) consecutive Market Trading Day, and the appropriate number of Shares will be delivered to the Awardee in accordance with Section 3 of the Agreement. In addition, notwithstanding the foregoing, if the Awardee has ceased to be a Service Provider following the Grant Date as a result of the Awardee's Termination of Service by the Company or any Affiliate, in each case, without Cause, then, immediately prior to, and contingent upon, the occurrence of a Change in Control, the Time-Vested Percentage of the Units will vest, provided that the per share consideration received by holders of Shares in connection with such Change in Control equals or exceeds the Hurdle Price.

        Notwithstanding the foregoing, in the event of the Awardee's Termination of Service due to death or Disability, the Time-Vested Percentage of the Units shall vest immediately prior to such Termination of Service, and the appropriate number of Shares will be delivered to the Awardee in accordance with Section 3 of the Agreement.

        For purposes of this Vesting Schedule, the following terms have the following definitions:

        "Cause" means, with respect to the Awardee's Termination of Service by the Company or an Affiliate, that such termination is for "Cause" as such term (or word of like import) is expressly defined in a then-effective written agreement between the Awardee and the Company or such Affiliate, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Awardee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or an Affiliate; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or an Affiliate; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines "Cause" on the occurrence of or in connection with a Change in Control, such definition of "Cause" shall not apply until a Change in Control actually occurs.

        "Closing Price" means, as of any Market Trading Day, the closing price of the Common Stock on The NASDAQ Stock Market on such Market Trading Day.

        "Hurdle Price" means $20.40, which is equal to one hundred and thirty-five percent (135%) of the Closing Price on the Grant Date.

        "Market Trading Day" means a day during which The NASDAQ Stock Market is open for trading and the Common Stock is traded.

        "Measurement Period" means the period commencing on (and including) the two (2) year anniversary of the Grant Date and ending on (and including) the day immediately preceding the four (4) year anniversary of the Grant Date.

        "Time-Vested Percentage" means (a) the quotient of (i) the number of full months that have elapsed from the Grant Date up to the date of the Awardee's Termination of Service and (ii) forty-eight (48) times (b) one hundred (100), provided that the Time-Vested Percentage shall never exceed one hundred (100).

        The Award will terminate to the extent not vested upon the expiration of the Measurement Period or, if earlier, upon delivery of Shares to the Awardee under Section 3 of the Agreement in connection with any one of the vesting events described in this Notice.

        The Hurdle Price will be proportionally adjusted for any change in the outstanding Common Stock subject to the Award resulting from any stock splits, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends. The Administrator will make such adjustment in such manner as it may deem equitable and appropriate, subject to compliance with Applicable Laws.

        For purposes of this Notice and the Agreement, the term "vest" shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Awardee would become vested in a fraction of a Unit, such Unit shall not vest until the Awardee becomes vested in the entire Unit.

        Except as otherwise provided in this Notice or a then-effective written agreement between the Awardee and the Company or an Affiliate, vesting shall cease upon the Termination of Service of the Awardee for any reason, including death or Disability. Except as otherwise provided in this Notice or a then-effective written agreement between the Awardee and the Company or an Affiliate, in the event of the Termination of Service of the Awardee for any reason, including death or Disability, any unvested Units held by the Awardee immediately upon such Termination of Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial

2

owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Awardee.

        IN WITNESS WHEREOF, the Company and the Awardee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

CLEAN ENERGY FUELS CORP. a Delaware corporation
By:
Title:
Date:

THE AWARDEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE AWARDEE'S CONTINUOUS SERVICE AS A SERVICE PROVIDER OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE AWARDEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE AWARDEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE AWARDEE'S CONTINUOUS SERVICE AS A SERVICE PROVIDER, NOR SHALL IT INTERFERE IN ANY WAY WITH THE AWARDEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE AWARDEE'S CONTINUOUS SERVICE AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE AWARDEE ACKNOWLEDGES THAT UNLESS THE AWARDEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE AWARDEE'S STATUS IS AT WILL.

3

Awardee Acknowledges and Agrees:

        The Awardee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Awardee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Awardee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A of the Code.

        The Awardee further acknowledges that, from time to time, the Company may be in a "blackout period" and/or subject to applicable federal securities laws that could subject the Awardee to liability for engaging in any transaction involving the sale of the Company's Shares. The Awardee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Awardee's responsibility to determine whether or not such sale of Shares will subject the Awardee to liability under insider trading rules or other applicable federal securities laws.

        The Awardee acknowledges receipt of paper copies of the Notice, the Agreement, the Plan and the Plan prospectus (collectively, the "Plan Documents") and acknowledges that the Awardee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

        The Company may, in its sole discretion, decide to deliver any Plan Documents by electronic means or request the Awardee's consent to participate in the Plan by electronic means. The Awardee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

        The Awardee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 8 of the Agreement. The Awardee further agrees to the venue and jurisdiction selection in accordance with Section 9 of the Agreement. The Awardee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

Date:
Awardee's Signature
Awardee's Printed Name
Address
City, State & Zip

4

Award Number:

CLEAN ENERGY FUELS CORP.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

STOCK UNIT AGREEMENT

        1.    Issuance of Units.    Clean Energy Fuels Corp., a Delaware corporation (the "Company"), hereby issues to the Awardee (the "Awardee") named in the Notice of Stock Unit Award (the "Notice") an award (the "Award") of the Total Number of Stock Units Awarded set forth in the Notice (the "Units"), subject to the Notice, this Stock Unit Agreement (the "Agreement") and the terms and provisions of the Clean Energy Fuels Corp. Amended and Restated 2006 Equity Incentive Plan, as amended from time to time (the "Plan"), which is incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.

        2.    Transfer Restrictions.    The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.

        3.    Conversion of Units and Issuance of Shares.

          (a)    General.    Subject to Sections 3(b) and 3(c), one share of Common Stock shall be issuable for each Unit subject to the Award (the "Shares") upon vesting. Immediately thereafter, or as soon as administratively feasible, the Company will deliver the appropriate number of Shares to the Awardee after satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share. Notwithstanding the foregoing, the relevant number of Shares shall be delivered to the Awardee no later than March 15th of the year following the calendar year in which the Award vests. The Company may however, in its sole discretion, make a cash payment in lieu of the issuance of the Shares in an amount equal to the value of one share of Common Stock multiplied by the number of Units subject to the Award.

          (b)    Delay of Conversion.    The conversion of the Units into the Shares under Section 3(a) above, shall be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Law. For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

          (c)    Delay of Issuance of Shares.    The Company shall delay the delivery of any Shares under this Section 3 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain "specified employees" of certain publicly-traded companies); in such event, any Shares to which the Awardee would otherwise be entitled during the six (6) month period following the date of the Termination of Service of the Awardee will be delivered on the first business day following the expiration of such six (6) month period.

        4.    Right to Shares.    Notwithstanding anything to the contrary in the Plan, the Awardee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Awardee.

        5.    Taxes.

          (a)    Tax Liability.    The Awardee is ultimately liable and responsible for all taxes owed by the Awardee in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Awardee's tax liability.

          (b)    Payment of Withholding Taxes.    Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the "Tax Withholding Obligation"), the Awardee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

              (i)  By Share Withholding.    Unless the Awardee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) below, the Company shall withhold from those Shares otherwise issuable to the Awardee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Awardee acknowledges that the withheld Shares may not be sufficient to satisfy the Awardee's minimum Tax Withholding Obligation. Accordingly, the Awardee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

             (ii)  By Check, Wire Transfer or Other Means.    At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), the Awardee may elect to satisfy the Awardee's Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

  Notwithstanding the foregoing, the Company or an Affiliate also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Awardee by the Company and/or an Affiliate. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Awardee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Awardee is an employee of the Company at that time.

        6.    Entire Agreement; Governing Law.    The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and may not be modified adversely to the Awardee's interest except by means of a writing signed by the Company and the Awardee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        7.    Construction.    The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        8.    Administration and Interpretation.    Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Awardee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

        9.    Venue and Jurisdiction.    The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought exclusively in the United States District Court for the State of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

        10.    Notices.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

        11.    Nature of Award.    In accepting the Award, the Awardee acknowledges and agrees that:

          (a)   the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

          (b)   the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Units, or benefits in lieu of Units, even if Units have been awarded repeatedly in the past;

          (c)   all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

          (d)   the Awardee's participation in the Plan is voluntary;

          (e)   the Awardee's participation in the Plan shall not create a right to any employment with the Awardee's employer and shall not interfere with the ability of the Company or the employer to terminate the Awardee's employment relationship, if any, at any time;

          (f)    the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate;

          (g)   in the event that the Awardee is not an Employee of the Company or any Affiliate, the Award and the Awardee's participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Affiliate;

          (h)   the future value of the underlying Shares is unknown and cannot be predicted with certainty;

          (i)    in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or Shares acquired upon vesting of the Award, resulting from Termination of Service of the Awardee by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Award, the Awardee irrevocably releases the Company and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, the Awardee shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

          (j)    except as otherwise provided in the Notice, the Agreement or any other written agreement between the Awardee and the Company, in the event of the Termination of Service of the Awardee (whether or not in breach of local labor laws), the Awardee's right to receive Awards under the Plan and to vest in such Awards, if any, will terminate effective as of the date that the Awardee is no longer providing services and will not be extended by any notice period mandated under local law (e.g., providing services would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of the Termination of Service of the Awardee (whether or not in breach of local labor laws), the Administrator shall have the exclusive discretion to determine when the Awardee is no longer providing services for purposes of this Award;

          (k)   the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Awardee's participation in the Plan or the Awardee's acquisition or sale of the underlying Shares; and

          (l)    the Awardee is hereby advised to consult with the Awardee's own personal tax, legal and financial advisers regarding the Awardee's participation in the Plan before taking any action related to the Plan.

        12.    Data Privacy.

          (a)   The Awardee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Awardee's personal data as described in the Notice and this Agreement by and among, as applicable, the Awardee's employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Awardee's participation in the Plan.

          (b)   The Awardee understands that the Company and the Awardee's employer may hold certain personal information about the Awardee, including, but not limited to, the Awardee's name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Awardee's favor, for the exclusive purpose of implementing, administering and managing the Plan ("Data").

          (c)   The Awardee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Awardee understands that the recipients of the Data may be located in the Awardee's country, or elsewhere, and that the recipients' country may have different data privacy laws and protections than the Awardee's country. The Awardee understands that the Awardee may request a list with the names and addresses of any potential recipients of the Data by contacting the Awardee's local human resources representative. The Awardee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Awardee's participation in the Plan. The Awardee understands that Data will be held only as long as is necessary to implement, administer and manage the Awardee's participation in the Plan. The Awardee understands that the Awardee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Awardee's local human resources representative. The Awardee understands, however, that refusal or withdrawal of consent may affect the Awardee's ability to participate in the Plan. For more information on the consequences of the Awardee's refusal to consent or withdrawal of consent, the Awardee understands that the Awardee may contact the Awardee's local human resources representative.

        13.    Language.    If the Awardee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.

        14.    Amendment and Delay to Meet the Requirements of Section 409A.    The Awardee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Awardee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Awardee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

END OF AGREEMENT

QuickLinks

  Exhibit 10.64
CLEAN ENERGY FUELS CORP. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN NOTICE OF STOCK UNIT AWARD
Awardee Acknowledges and Agrees
CLEAN ENERGY FUELS CORP. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN STOCK UNIT AGREEMENT